UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2013

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 487-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, the stockholders of Mac-Gray Corporation (the “Company”) approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to reduce the stockholder vote required to amend the Company’s Amended and Restated By-laws from three-fourths to a majority of the shares present in person or represented by proxy and entitled to vote on such amendment at a meeting of the Company’s stockholders (the “Vote Reduction”).  The Charter amendment was filed with the Secretary of State of the State of Delaware and became effective on June 5, 2013.

On June 24, 2013, the Company’s Board of Directors approved a corresponding amendment to the Company’s Amended and Restated By-laws to reflect the Vote Reduction (the “By-law Amendment”), which became effective immediately.

The foregoing description of the By-law Amendment is qualified in its entirety by reference to the By-law Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

3.1                               Amendment No. 2 to the Amended and Restated By-laws of Mac-Gray Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date:	June 27, 2013	By:	/s/ Michael J. Shea
			Name:	Michael J. Shea
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to Amended and Restated By-laws of Mac-Gray Corporation.